For the fiscal year ended December 31, 2002.
File number 811-3336
Prudential Equity Fund, Inc.

SUB-ITEM 77-O

EXHIBITS

	Transactions Effected Pursuant to Rule 10f-3

Ia.

1. 	Name of Issuer
	CarrAmerica.

2. 	Date of Purchase
	12/13/2001

3. 	Number of Securities Purchased
	19,000

4. 	Dollar Amount of Purchase
	$539,030

5. 	Price Per Unit
	$28.37

6. 	Name(s) of Underwriter(s) or Dealer(s)
	From whom purchased
		Goldman Sachs & Co.

7. 	Other Members of the Underwriting Syndicate:

		Goldman, Sachs & Co.
		Salomon Smith  Barney Inc.
		First Union Securities, LLC
		Legg Mason Wood Walker, Incorporated
		Banc of America Securities LLC
		Deutsche Banc Alex. Brown Inc.
		A.G. Awards & Sons, Inc.
		Commerzbank Capital Markets Corporation
		Credit Suisse First Boston Corporation
		Prudential Securities Incorporated


Ib.

1.   Name of Issuer
	Alcon Inc.

1. 	Date of Purchase
		3/20/2002

2. 	Number of Securities Purchased
		31,500

3. 	Dollar Amount of Purchase
		$1,039,500

4. 	Price Per Unit
		$33.00

5. 	Name(s) of Underwriter(s) or Dealer(s)
		From whom purchased
			CS First Boston

6. 	Other Members of the Underwriting Syndicate:

         	Credit Suisse First Boston Corporation
			Merrill Lynch, Pierce, Fenner & Smith Incorporated
			Goldman, Sachs & Co.
			J.P. Morgan Securities Inc.
			Salomon Smith Barney Inc.
			Banc of America Securities LLC
			Lehman Brothers Inc.
			Morgan Stanley & Co. Incorporated
			SG Cowen Securities Corporation
			UBS Warburg LLC
			ABN AMRO Rothschild LLC
			Allen & Company Incorporated
			M.R. Beal & Company
			Bear, Stearns & Co. Inc.
			Blaylock & Partners, L.P.
			BNP Paribas Securities Corp.
			Cazenove & Co. Ltd.
			CIBC World Markets Corp.
			Daiwa Securities SMBC Europe Limited
			Deutsche Banc Alex. Brown Inc.
			DresdnerKKleinwort Wasserstein Securities LLC
			A.G. Edwards & Sons, Inc.
			Guzman & Company
			Janney Montgomery Scott LLC
			Prudential Securities
			Ramirez & Co., Inc.
			RBC Dain Rauscher Inc.
			Sanders Morris Harris
			Muriel Siebert & Co., Inc.
			The Williams Capital Group, L.P.






































	Ic.

	1.   Name of Issuer
		American Electric Power

7. 	Date of Purchase
		6/5/2002

8. 	Number of Securities Purchased
		33,700

9. 	Dollar Amount of Purchase
		$1,378,330

10. 	Price Per Unit
		$40.90

11. 	Name(s) of Underwriter(s) or Dealer(s)
		From whom purchased
			Goldman Sachs

12. 	Other Members of the Underwriting Syndicate:

	Goldman, Sachs & Co.
	J.P. Morgan Securities Inc.
	Salomon Smith Barney Inc.
			Banc of America Securities LLC
			Credit Suisse First Boston Corporation
			Lehman Brothers Inc.
			Merrill Lynch
			UBS Warburg LLC
			A.G. Edwards & Sons, Inc.
			Danske Securities (US), Inc.
			Edward D. Hones & Co., L.P.
			McDonald Investments Inc.
			TD Securities (USA) Inc.
			The Williams Capital Group, L.P.








	Id.

	1.   Name of Issuer
		Hartford Financial

13. 	Date of Purchase
		9/9/2002

14. 	Number of Securities Purchased
		3,900

15. 	Dollar Amount of Purchase
		$184,275

16. 	Price Per Unit
		$47.25

17. 	Name(s) of Underwriter(s) or Dealer(s)
		From whom purchased
			Montgomery

18. 	Other Members of the Underwriting Syndicate:

Banc of America Securities LLC
Morgan Stanley
Salomon Smith Barney Inc.
		A.G. Edwards & Sons, Inc.
		Goldman Sachs
		Merrill Lynch
		UBS Warburg LLC
		Wachovia Securities
		Wells Fargo Securities, LLC




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